Exhibit 10.38

Amendment to Loan Documents

THIS AMENDMENT TO LOAN DOCUMENTS (this “Amendment”) is made as of December 17, 2025, by and among ZUMIEZ INC., a Washington corporation (the “Company”), ZUMIEZ EUROPE HOLDING GMBH, a corporation formed under the laws of Switzerland (“Zumiez Europe”), BLUE TOMATO GMBH, a corporation formed under the laws of Austria (“Blue Tomato” and together with the Company and Zumiez Europe, collectively, the “Existing Borrowers” and each an “Existing Borrower”), ZUMIEZ SERVICES INC., a Washington corporation (“Zumiez Services”), ZUMIEZ CANADA HOLDINGS INC., a British Columbia corporation (“Zumiez Canada” and together with Zumiez Services, collectively, the “New Borrowers” and each a “New Borrower”; the Existing Borrowers together with the New Borrowers, each a “Borrower” and collectively, the “Borrowers”) and PNC BANK, NATIONAL ASSOCIATION (the “Bank”).

BACKGROUND

A. The Existing Borrowers have executed and delivered to the Bank (or a predecessor which is now known by the Bank’s name as set forth above), one or more promissory notes, letter agreements, credit agreements, security agreements, mortgages, pledge agreements, collateral assignments, and other agreements, instruments, certificates and documents, some or all of which are more fully described on attached Exhibit A, which is made a part of this Amendment (collectively as amended from time to time, the “Loan Documents”) which evidence or secure some or all of the indebtedness and other obligations of the Existing Borrowers to the Bank for one or more loans or other extensions of credit (as used herein, collectively, together with the Obligations, if and as defined in the Loan Documents, the “Obligations”). Any initially capitalized terms used in this Amendment without definition shall have the meanings assigned to those terms in the Loan Documents.

B. The Existing Borrowers, the New Borrowers and the Bank desire to amend the Loan Documents as provided for in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

1. Certain of the Loan Documents are amended as set forth in Exhibit A. Any and all references to any Loan Document in any other Loan Document shall be deemed to refer to such Loan Document as amended by this Amendment. This Amendment is deemed incorporated into each of the Loan Documents. To the extent that any term or provision of this Amendment is or may be inconsistent with any term or provision in any Loan Document, the terms and provisions of this Amendment shall control.

2. Each Existing Borrower and each New Borrower hereby certifies that: (a) all of its representations and warranties in the Loan Documents, applicable to it, as amended by this Amendment, are, except as may otherwise be stated in this Amendment: (i) true and correct in all material respects as of the date of this Amendment, (ii) ratified and confirmed without condition as if made anew, and (iii) incorporated into this Amendment by reference, (b) no Event of Default or event which, with the passage of time or the giving of notice or both, would constitute an Event of Default, exists under any Loan Document which will not be cured by the execution and effectiveness of this Amendment, (c) no consent, approval, order or authorization of, or registration or filing with, any third party is required in connection with the execution, delivery and carrying out of this Amendment or, if required, has been obtained, and (d) this Amendment has been duly authorized, executed and delivered so that it constitutes the legal, valid and binding obligation of each of the Existing Borrowers and the New Borrowers, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principals of equity. Each of the Existing Borrowers and the New Borrowers confirms that the Obligations remain outstanding without defense, set off, counterclaim, discount or charge of any kind as of the date of this Amendment.

3. Each of the Existing Borrowers and the New Borrowers hereby confirms that any collateral for the Obligations, including liens, security interests, mortgages, and pledges granted by the Existing Borrowers, the New Borrowers (if applicable), or third parties (if applicable), shall continue unimpaired and in full force and effect, and shall cover and secure all of the Existing Borrowers’ and the New Borrowers’ existing and future Obligations to the Bank, as modified by this Amendment.

4. As a condition precedent to the effectiveness of this Amendment, the Existing Borrowers and the New Borrowers shall comply with the terms and conditions (if any) specified in Exhibit A.

5. Each of the Existing Borrowers and the New Borrowers agrees to indemnify and hold the Bank and its officers, directors, attorneys, agents and employees harmless from any loss, damage, judgment, liability or expense (including attorneys’ fees) suffered by or rendered against the Bank or any of them on account of any claims arising out of or relating to the Obligations. Each of the Existing Borrowers and the New Borrowers further states that it has carefully read the foregoing release and indemnity, knows the contents thereof and grants the same as its own free act and deed.

6. This Amendment may be signed in any number of counterpart copies and by the parties to this Amendment on separate counterparts, but all such copies shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission or email shall be effective as delivery of a manually executed counterpart. Upon written request by the other party (which may be made by electronic mail), any party so executing this Amendment by facsimile transmission or email shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission or email.

7. Notwithstanding any other provision herein or in the other Loan Documents, Each of the Existing Borrowers and the New Borrowers agrees that this Amendment, the Loan Documents, any other amendments thereto and any other information, notice, signature card, agreement or authorization related thereto (each, a “Communication”) may, at the Bank’s option, be in the form of an electronic record. Any Communication may, at the Bank’s option, be signed or executed using electronic signatures. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Bank of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format) for transmission, delivery and/or retention. The Existing Borrowers and the New Borrowers and the Bank acknowledge and agree that the methods for delivering Communications, including notices, under the Loan Documents include electronic transmittal to any electronic address provided by either party to the other party from time to time.

8. The Bank may modify this Amendment for the purposes of completing missing content or correcting erroneous content, without the need for a written amendment, provided that the Bank shall send a copy of any such modification to the Borrowers (which notice may be given by electronic mail).

9. This Amendment will be binding upon and inure to the benefit of the Existing Borrowers, the New Borrowers and the Bank and their respective heirs, executors, administrators, successors and assigns.

10. This Amendment will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State identified in and governing the Loan Documents that are being amended hereby (the “State”), excluding its conflict of laws rules, including without limitation the Electronic Transactions Act (or equivalent) in such State (or, to the extent controlling, the laws of the United States of America, including without limitation the Electronic Signatures in Global and National Commerce Act). This Amendment has been delivered to and accepted by the Bank and will be deemed to be made in the State.

11. Except as amended hereby, the terms and provisions of the Loan Documents remain unchanged, are and shall remain in full force and effect unless and until modified or amended in writing in accordance with their terms, and are hereby ratified and confirmed. Except as expressly provided herein, this Amendment shall not constitute an amendment, waiver, consent or release with respect to any provision of any Loan Document, a waiver of any default or Event of Default under any Loan Document, or a waiver or release of any of the Bank’s rights and remedies (all of which are hereby reserved). The Existing Borrowers and the New Borrowers expressly ratify and confirms the dispute resolution, waiver of jury trial or arbitration provisions, as applicable, contained in the Loan Documents, all of which are incorporated herein by reference.

12. Statutory Notice. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

WITNESS the due execution of this Amendment as a document under seal as of the date first written above.

EXISTING BORROWERS:

ZUMIEZ INC.

By:
Name:
Title:

ZUMIEZ EUROPE HOLDING GMBH

By:
Name:
Title:

BLUE TOMATO GMBH

By:
Name:
Title:

NEW BORROWERS:

ZUMIEZ SERVICES INC.

By:
Name:
Title:

ZUMIEZ CANADA HOLDINGS INC.

By:
Name:
Title:

BANK:

PNC BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

EXHIBIT A TO

AMENDMENT TO LOAN DOCUMENTS

A.	Loan Documents. The Loan Documents that are the subject of this Amendment include the following (as each of such documents has been amended, modified or otherwise supplemented previously):

1.

The Credit Agreement dated as of December 20, 2024, by and among ZUMIEZ INC., a Washington corporation, ZUMIEZ EUROPE HOLDING GMBH, a corporation formed under the laws of Switzerland, and BLUE TOMATO GMBH, a corporation formed under the laws of Austria, and PNC BANK, NATIONAL ASSOCIATION (the “Credit Agreement”).

2.	All of the other Loan Documents (as defined in the Credit Agreement).

B.	Amendment(s). The Loan Documents are amended as follows:

1.

Effective as of the date hereof, each New Borrower hereby expressly assumes all of the Obligations of a “Borrower” pursuant to the Loan Documents in accordance with their respective terms, and joins in the Loan Documents as a co-borrower and co-obligor, all as though the Loan Documents had originally been made, executed, delivered and recorded, as the case may be, by the New Borrowers and the Existing Borrowers, and all without in any way diminishing or otherwise affecting the Existing Borrowers’ obligations under the Loan Documents. Further, each New Borrower hereby confirms such assumption and expressly agrees to be bound by each and every term, condition, representation, warranty and covenant contained in the Loan Documents executed and delivered by the Existing Borrowers.

2.	Each reference to the “Borrower”, “Borrowers” or “Other Borrowers” in the Loan Documents is hereby changed wherever it appears to refer to the Existing Borrowers and the New Borrowers as co-borrowers.

3.	Effective as of the date hereof, Section 1.1 of the Credit Agreement is hereby amended to add or modify, as the case may be, the following defined terms:

“Expiration Date” means, with respect to the Revolving Credit Commitment, December 23, 2027.

“Foreign Borrower” means each of Zumiez Europe, Blue Tomato, and Zumiez Canada.

“Obligors” means, collectively, the Borrowers, and “Obligor” means any of them.

“Pledge Agreement” means each and collectively, (a) that certain Pledge and Control Agreement (Stocks, Bonds and Commercial Paper), dated as of January 14, 2025, executed and delivered by Zumiez Services to the Bank, and (b) that that certain Pledge and Control Agreement (Stocks, Bonds and Commercial Paper), dated as of December 17, 2025, executed and delivered by Zumiez Services to the Bank.

“Zumiez Canada” means Zumiez Canada Holdings Inc., a British Columbia corporation.

4.	Sections 2.7 and 2.8 of the Credit Agreement are hereby amended in their entirety to read as follows:

2.7 Co-Borrower Provisions. The Obligations of the Company and Zumiez Services shall be joint and several in nature regardless of which Person actually receives Loans hereunder or the amount of such Loans received or the manner in which the Bank accounts for such Loans on its books and records. Each of the Foreign Borrowers hereby irrevocably appoints and designates the Company as its representative and agent for all purposes of this Agreement and the other Loan Documents, including, without limitation, requests for and receipt of Loans and Letters of Credit, designation of interest rates, delivery or receipt of communications, payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents, and all other dealings with the Bank. The Company hereby accepts such appointment. Each Foreign Borrower agrees that (a) the Company may execute such documents on behalf of any Foreign Borrower as the Company deems appropriate in its sole discretion and each Foreign Borrower shall be obligated by all of the terms of any such document executed on its behalf, (b) any notice or communication delivered by the Bank to the Company shall be deemed delivered to each Borrower and (c) the Bank may accept, and be permitted to rely on, and shall be fully protected in relying upon, any notice or communication (including any notice of borrowing) or any document, instrument or agreement executed or delivered by the Company on behalf of any Borrower. The Bank may give any notice or communication with a Borrower hereunder to Company on behalf of such Borrower. The Bank shall have the right, in its discretion, to deal exclusively with the Company for all purposes under the Loan Documents. Each Borrower agrees that any notice, election, communication, delivery, representation, agreement, action, omission or undertaking on its behalf by the Company shall be binding upon and enforceable against it.

2.8 Liability of Borrowers.

Notwithstanding anything contained to the contrary herein or in any Loan Document, the Obligations of all Foreign Borrowers shall be several in nature, and no Foreign Borrower, in its capacity as a Foreign Borrower, will be liable for the Obligations of another Borrower (other than Obligations of the Company and Zumiez Services with respect to Loans made to such Foreign Borrower). The Company and Zumiez Services are accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the Bank under this Agreement and the other documents evidencing the Obligations, for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings of each Borrower to accept joint and several liability for the obligations of each of them.

(a) The Company and Zumiez Services each jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with respect to the payment and performance of all of the Obligations.

(b) If and to the extent that a Foreign Borrower fails to make any payment with respect to any of the Obligations as and when due or to perform any obligations under the Loan Documents in accordance with the terms thereof, then in each such event, the Company and Zumiez Services will make such payment with respect to, or perform, such obligation.

(c) The obligations of the Company and Zumiez Services under the provisions of this Section 2.8 constitute full recourse obligations of the Company and Zumiez Services, enforceable against each such party to the full extent of their respective properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other suretyship defenses.

(d) Except as otherwise expressly provided herein, the Company and Zumiez Services each hereby waives notice of acceptance of its joint and several liability, notice of occurrence of any Event of Default (except to the extent notice is expressly required to be given pursuant to the terms of this Agreement or any other Loan Document), or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by the Bank under or in respect of any of the Obligations, any requirement of diligence and, generally, all demands, notices and other formalities of every kind in connection with this Agreement. Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the

Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Bank at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by the Bank in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of such Obligations or the addition, substitution or release, in whole or in part, of any Borrower. Without limiting the generality of the foregoing, the Company and Zumiez Services each assents to any other action or delay in acting or any failure to act on the part of the Bank, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable Laws or regulations thereunder which might, but for the provisions of this Section 2.8, afford grounds for terminating, discharging or relieving the Company and Zumiez Services, in whole or in part, from any of its obligations under this Section 2.8, it being the intention of the Company and Zumiez Services that, so long as any of the Obligations hereunder remain unsatisfied, the obligations of the Company and Zumiez Services under this Section 2.8 shall not be discharged except by performance and then only to the extent of such performance. The obligations of the Company and Zumiez Services under this Section 2.8 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any reconstruction or similar proceeding with respect to any Borrower or the Bank.

(e) The provisions of this Section 2.8 are made for the benefit of the Bank and its successors and assigns, and may be enforced by any such Person from time to time against the Company and Zumiez Services as often as occasion therefore may arise and without requirement on the part of the Bank first to marshal any of its claims or to exercise any of its rights against any other Borrower or to exhaust any remedies available to it against any other Borrower or to resort to any other source or means of obtaining payment of any of the Obligations or to elect any other remedy. The provisions of this Section 2.8 shall remain in effect until all the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by the Bank upon the insolvency, bankruptcy or reorganization of any Borrower, or otherwise, the provisions of this Section 2.8 will forthwith be reinstated and in effect as though such payment had not been made.

(f) Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents or other documents evidencing the Obligations, the obligations of the Company and Zumiez Services hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code of the United States or any comparable provisions of any applicable Debtor Relief Laws.

5.	Section 8.3(d) of the Credit Agreement is hereby amended in its entirety to read as follows:

(d) Investments in the Company’s Subsidiaries following the Closing Date in an aggregate amount not to exceed $30,000,000 in any fiscal year so long as no Event of Default exists or would occur as a result of such Investment;

C.	Conditions to Effectiveness of Amendment. The Bank’s willingness to agree to the amendments set forth in this Amendment is subject to the prior satisfaction of the following conditions:

1.	This Amendment shall have been duly executed by the Existing Borrowers, the New Borrowers and the Bank.

2.

Each New Borrower shall have delivered to the Bank a certified copy of the organizational documents of such New Borrower, and a certified copy of all documents authorizing such New Borrower’s execution, delivery and performance of this Amendment and the Loan Documents as amended hereby.

3.	The Bank’s receipt of lien searches in acceptable scope and with acceptable results with respect to the New Borrowers.

4.

The Bank shall have received such other documents and instruments as the Bank reasonably deems necessary to carry out the intent and purpose of this Amendment, and all documents executed and delivered in connection with this Amendment shall be satisfactory in form and content to the Bank.

5.	Zumiez Services shall have executed and delivered a Consent of Grantor in the form attached to this Amendment consenting to this Amendment.

6.	Reimbursement of all fees and expenses required by the Bank in connection with this Amendment, including the fees and expenses of the Bank’s outside counsel in connection with this Amendment.